UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Ohr Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-88480	#46-5622433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Third Avenue, 11th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously announced, Ohr Pharmaceutical, Inc., a Delaware corporation (the “Company”), intends to offer and sell, subject to market and other conditions, shares of its common stock, par value $0.0001, in an underwritten public offering. The Company intends to use the net proceeds from the offering (the “Offering”), to fund working capital and for other general corporate purposes. The common stock is being offered and sold pursuant to a base prospectus, dated January 5, 2015, and a prospectus supplement, dated February 5, 2015, pursuant to the Company’s registration statement on Form S-3 (File No. 333-201368), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 21, 2015.

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note is incorporated herein by reference.

Underwriting Agreement

On February 5, 2015, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC as representative (the “Representative”) of the several Underwriters named on Schedule A to the Underwriting Agreement relating to the sale and issuance by the Company of its common stock, par value $0.0001, in a firm commitment underwritten public offering. Subject to the terms and conditions contained in the Underwriting Agreement, the Representative has agreed to purchase, and the Company has agreed to sell, $25.0 million of common stock at the public offering price (with a 15% over-allotment option), less certain underwriting discounts and commissions. The Company has agreed to reimburse the Representative for certain of its out-of-pocket expenses.

The Underwriters propose to offer the Company’s common stock directly to the public at the offering price of $6.75 per share.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement are solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1, and the terms of which are incorporated herein by reference.

Item 8.01. Other Events.

On February 6, 2015, the Company issued a press release announcing that the shares of its common stock, par value $0.0001, to be sold in the Offering would be sold at a public offering price of $6.75 per share. The Offering is expected to close on or about February 11, 2015, subject to customary closing conditions. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This information, including the information contained in the press release furnished as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Additional Information and Where to Find It

A shelf registration statement relating to the common stock, par value $0.0001, to be issued in the Offering was filed with the SEC and is effective. Preliminary and final prospectus supplements describing the terms of the Offering have also been filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, via telephone at 631-274-2806 or via facsimile at 631-254-7140. Electronic copies of the final prospectus supplement and accompanying prospectus will also be available on the SEC’s website at http://www.sec.gov.

Forward-Loking Statements

Certain statements in this Current Report on Form 8-K and in the attached exhibits may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements relate to a variety of matters, including, without limitation, the Company’s expectations regarding the sale of its securities in the Offering, the Company’s intended use of the net proceeds from the Offering, the anticipated closing date of the Offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the prospectus supplement for the Offering. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2015, by and between Ohr Pharmaceutical, Inc. and Cowen and Company, LLC, as representative of the Underwriters named therein.
5.1	Opinion of Hahn & Hessen LLP
99.1	Press Release, dated February 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.

By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO
Dated: February 6, 2015